UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	July 31, 2008

Enzo Biochem, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          (e)      Termination of Split Dollar Life Insurance Agreements

          On July 31, 2008, (i) Enzo Biochem, Inc., a New York corporation (the “Registrant”), the trustees of The Shahram K. Rabbani 1998 Irrevocable Insurance Trust (the “SKR Trust”), and Shahram K. Rabbani, the Registrant’s Treasurer and Secretary, entered into the Termination of Split Dollar Agreement (the “SKR Termination Agreement”) relating to that certain Split Dollar Agreement dated as of October 22, 1998, by and between the Registrant and the SKR Trust, and (ii) the Registrant, the trustees of The Barry W. Weiner 1998 Irrevocable Insurance Trust for Newly Purchased Insurance (the “BWW Trust”), and Barry W. Weiner, the Registrant’s President and Chief Financial Officer, entered into the Termination of Split Dollar Agreement (the “BWW Termination Agreement”) relating to that certain Split Dollar Agreement dated as of November 6, 1998, by and between the Registrant and the BWW Trust. Pursuant to the terms of the SKR Termination Agreement and the BWW Termination Agreement, the Registrant received on July 31, 2008 approximately $298,000 and approximately $180,000, respectively, representing the cash value of the subject insurance policies as of July 31, 2008. Concurrent with such payments, the Registrant released the collateral assigned to it and ceased having any interest in the subject insurance policies.

          On July 31, 2008, the Registrant, the trustees of The Elazar Rabbani 1998 Irrevocable Insurance Trust (the “ER Trust”), and Elazar Rabbani, the Registrant’s Chairman and Chief Executive Officer, entered into the Termination of Split Dollar Agreement (the “ER Termination Agreement”) relating to that certain Split Dollar Agreement dated as of December 10, 1998, by and between the Registrant and Elazar Rabbani. Pursuant to the ER Termination Agreement, the Registrant received on July 31, 2008 approximately $607,000. Concurrent with such payment, the Registrant assigned the policy to the ER Trust and the Registrant ceased having any interest in the subject insurance policy.

          The Registrant and each of the SKR Trust, the BWW Trust and the ER Trust have determined that, due in part to changes in accounting rules effective with respect to the Registrant as of August 1, 2008, the above-referenced split dollar arrangements no longer served their intended purposes and should be terminated.

          The foregoing is qualified in its entirety by reference to the full text of each of the SKR Termination Agreement, the BWW Termination Agreement and the ER Termination Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein in their entirety by reference.

Item 9.01.     Financial Statements and Exhibits.

          (d)      Exhibits.

Exhibit No.	Description

10.1

Termination of Split Dollar Agreement dated July 31, 2008, by and among Enzo Biochem, Inc., the trustees of The Shahram K. Rabbani 1998 Irrevocable Insurance Trust dated as of October 22, 1998, and Shahram K. Rabbani.

10.2

Termination of Split Dollar Agreement dated July 31, 2008, by and among Enzo Biochem, Inc., the trustees of The Barry W. Weiner 1998 Irrevocable Insurance Trust for Newly Purchased Insurance dated as of November 6, 1998, and Barry W. Weiner.

10.3

Termination of Split Dollar Agreement dated July 31, 2008, by and among Enzo Biochem, Inc., the trustees of The Elazar Rabbani 1998 Irrevocable Insurance Trust dated as of December 10, 1998, and Elazar Rabbani.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date:	August 5, 2008	By:	/s/ Elazar Rabbani
Dr. Elazar Rabbani
Chairman of the Board and Chief
Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Termination of Split Dollar Agreement dated July 31, 2008, by and among Enzo Biochem, Inc., the trustees of The Shahram K. Rabbani 1998 Irrevocable Insurance Trust dated as of October 22, 1998, and Shahram K. Rabbani.

10.2

Termination of Split Dollar Agreement dated July 31, 2008, by and among Enzo Biochem, Inc., the trustees of The Barry W. Weiner 1998 Irrevocable Insurance Trust for Newly Purchased Insurance dated as of November 6, 1998, and Barry W. Weiner.

10.3

Termination of Split Dollar Agreement dated July 31, 2008, by and among Enzo Biochem, Inc., the trustees of The Elazar Rabbani 1998 Irrevocable Insurance Trust dated as of December 10, 1998, and Elazar Rabbani.